UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INVO Bioscience, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, FL 34240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Wednesday, October 12, 2022

Dear Shareholder:

The Annual Meeting of Shareholders of INVO Bioscience, Inc., (the “Company”), will be held at www.virtualshareholdermeeting.com/INVO2022 on Wednesday, October 12, 2022 at 2:00 p.m. (ET) for the following purposes:

1.	To elect six directors to the Board of Directors of the Company (the “Board”);

2.	To ratify the selection of M&K as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2022;

3.	To approve the Company’s Second Amended and Restated 2019 Stock Incentive Plan; and

4.	To conduct any other business properly brought before the meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively on the Internet. No physical meeting will be held. The record date for the Annual Meeting is August 24, 2022. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting

to Be Held on October 12, 2022 at 2:00 p.m. (ET) virtually via the Internet at www.virtualshareholdermeeting.com/INVO2022.

The proxy statement and Annual Report on Form 10-K
are available at www.proxyvote.com.

By Order of the Board of Directors,

/s/ Steven Shum
Steven Shum
Chief Executive Officer

Sarasota, Florida

August 31, 2022

You are cordially invited to attend the meeting virtually via the Internet. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote via the Internet at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

OF INVO BIOSCIENCE, INC.

To Be Held on October 12, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are sending you these proxy materials because the Board of INVO Bioscience, Inc. (“we”, “INVO Bioscience” or the “Company”) is soliciting your proxy to vote at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by phone or online.

We intend to mail these proxy materials on or about August 31, 2022 to all shareholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday, October 12, 2022 at 2:00 p.m. (ET) virtually via the Internet. The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively online at www.virtualshareholdermeeting.com/INVO2022. Information on how to vote at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on August 24, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 12,169,714 common shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on August 24, 2022 your shares were registered directly in your name with INVO Bioscience’s transfer agent, Transfer Online, Inc. (“Transfer Online”), then you are a shareholder of record. As a shareholder of record, you may vote via the Internet at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 24, 2022 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You may vote via the Internet at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

On what matters am I voting?

There are three matters scheduled for a vote:

●	Proposal 1: Election of six directors to the Board;

●	Proposal 2: Ratification of the selection of M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022; and

●	Proposal 3: Approval of the Second Amended and Restated 2019 Stock Incentive Plan.

On the recommendation of the nominating and governance committee, the Board has nominated Mr. Steven Shum, Mr. Trent Davis, Mr. Matthew Szot, Ms. Barbara Ryan, Dr. Jeffrey Segal and Rebecca Messina for election, each of whom is presently a director. The Board believes that the reelection of each director nominee identified above is advisable and in the best interests of the Company and our shareholders. Following election of these directors, one vacancy will exist on the Company’s board of directors. The Board recommends that shareholders vote “For All” of the nominees identified above, “For” the ratification of M&K as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022 and “For” the approval of the Second Amended and Restated 2019 Stock Incentive Plan.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may vote for “For All” or “Withhold All” or “For All Except” any individual nominee.

With respect to Proposal 2, you may vote for “For” or “Against” or you may “Abstain” from voting.

With respect to Proposal 3, you may vote for “For” or “Against” or you may “Abstain” from voting.

The procedures for voting are:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may (1) vote via the Internet at the Annual Meeting, (2) vote by proxy using the enclosed proxy card, (3) vote by proxy online or (4) vote by proxy by phone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote via the Internet even if you have already voted by proxy.

(1)	To vote at the Annual Meeting, go to www.virtualshareholdermeeting.com/INVO2022 and enter the 16-digit control number provided with your proxy materials. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required to attend.

(2)	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by October 11, 2022. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

(3)	To vote online, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your online vote must be received by 11:59 p.m. ET on October 11, 2022 to be counted.

(4)	To vote by phone, dial toll-free 1-800-690-6903. You will be asked to provide the company number and control number from the enclosed proxy card. Your phone vote must be received by 11:59 p.m. ET on October 11, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Beneficial holders may access the virtual annual meeting with the 16-digit control number provided with their proxy materials. Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each common share you own as of August 24, 2022.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card by mail, by phone, online in advance of the meeting or via the Internet at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they may either vote these shares on your behalf on certain “routine” matters or return a proxy leaving these shares unvoted. At the Annual Meeting, only the Approval of Auditors (Proposal No. 2) and Approval of to the Second Amended and Restated 2019 Stock Incentive Plan (Proposal No. 3) are considered routine matters. Proposal No. 1 is considered “non-routine,” and your broker, bank, or other agent will not have discretion to vote on such proposals.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For All” of the six nominees for director, “For” the ratification of M&K as independent auditors for the year ending December 31, 2022 and “For” the approval of the Second Amended and Restated 2019 Stock Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by phone or online.

●	You may send a timely written notice that you are revoking your proxy to INVO Bioscience’s Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240.

●	You may attend the Annual Meeting and vote via the Internet. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, shareholder proposals must be submitted in writing by May 10, 2023 to our Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240. Provided that the date of the 2023 Annual Meeting is within thirty days of the anniversary of the 2022 Annual Meeting, if you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before the 2023 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between July 1, 2023 and July 31, 2023. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of our common shares that you beneficially own. If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, (iii) the class and number of shares of the corporation which you beneficially own, (iv) any material interest that you have in your proposal, and (v) any other information that you are required to be provided pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you propose to nominate an individual for election as a director, your notice must also include, as to each proposed nominee: (i) her or his name, age, business address and residence address, (ii) her or his principal occupation or employment, (iii) the class and number of shares of our share capital that are owned of record or beneficially by her or him, (iv) the date or dates on which the shares were acquired and the investment intent of the acquisition, and (v) any other information concerning the proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such proposed nominee in a contested election (even if a contested election is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the proposed nominee’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.

The Board strives in its membership profile to have a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees. It is the policy of the Board that nominees reflect the following characteristics:

●	Each director must at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

●	The Board as a whole will contain a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests, which may include experience at senior levels in public companies, leadership positions in the life sciences, healthcare or public-health fields, science or technology backgrounds and financial expertise.

●	Each director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons.

●	Each director should be willing and able to devote sufficient time, energy and attention to the affairs of the Company.

●	Each director should actively participate in the decision-making process, be willing to make difficult decisions in the best interest of the Company and its shareholders, and demonstrate diligence and faithfulness in attending Board and committee meetings.

●	Each director should be free of any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.

●	No director shall be employed by, or serve on the board of, any present or potential competitor of the Company.

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes, broker non-votes and any abstentions for each of the proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote, they may either vote these shares on your behalf on certain “routine” matters or return a proxy leaving these shares unvoted. Such unvoted shares are counted as “broker non-votes.” Proposal 2, the ratification of M&K as independent auditors, and Proposal 3, the approval of the Second Amended and Restated 2019 Stock Incentive Plan are considered routine matters, and brokers or nominees holding the shares will have voting discretion if the beneficial owner does not give instructions as to how to vote.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote, and which did not abstain. Only votes “For” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 2, the ratification of M&K as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote, and which did not abstain. Only votes “For” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 3, the approval of the Second Amended and Restated 2019 Stock Incentive Plan, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote, and which did not abstain. Only votes “For” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum is present if shareholders holding at least 50% of the outstanding common shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 12,169,714 shares outstanding and entitled to vote. Thus, the holders of 6,084,857 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online in advance of the meeting or if you vote via the Internet at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be announced in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to announce preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to announce the final results.

What proxy materials are available on the internet?

The letter to shareholders, proxy statement and Form 10-K are available at www.proxyvote.com, in the “Important Materials” section.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board currently has seven members, whose terms of office expire at the Annual Meeting. The Board has nominated Mr. Steven Shum, Mr. Trent Davis, Mr. Matthew Szot, Ms. Barbara Ryan, Dr. Jeffrey Segal and Ms. Rebecca Messina for election, each of whom is presently a director. If re-elected at the Annual Meeting, each of these nominees will serve until the next annual meeting and until her or his successor has been duly elected and qualified, or, if sooner, until her or his death, resignation or removal. It is the Company’s policy to invite and encourage directors and director nominees to attend the Annual Meeting. Following election of the six directors being voted on at the Annual Meeting, there will exist one vacancy on the Company’s board of directors.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Accordingly, for Proposal 1, the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below.

If any of the nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee that the Board proposes. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

NOMINEES FOR DIRECTORS

Our directors seek to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Board has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Board views as critical to its effective functioning. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that he or she should continue to serve on the Board. However, each of the members of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Steven M. Shum. Mr. Shum, 52, is our Chief Executive Officer, a position he has held since October 10, 2019, and has been a member of our Board since October 11, 2017. Previously, Mr. Shum was Interim Chief Executive Officer (from May 2019 to October 7, 2019) and Chief Financial Officer (from October 2015 to August 2019) of Eastside Distilling, Inc. (Nasdaq: ESDI), a publicly traded company in the craft spirits industry. Prior to joining Eastside, from October 2008 until April 2015, Mr. Shum served as a director of XZERES Corp, a publicly-traded global renewable energy company, and also in various officer roles, including (i) Chief Operating Officer (from September 2014 to April 2015), (ii) Chief Financial Officer, Principal Accounting Officer and Secretary (from April 2010 to September 2014) and (iii) Chief Executive Officer and President (from October 2008 to August 2010). Mr. Shum also serves as the Managing Principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.), where he served as Executive Vice President for four years, led product development efforts and contributed to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers also include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992. Mr. Shum currently serves as a director of Expion360, Inc. (Nasdaq XPON). We believe that Mr. Shum is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as our current chief executive officer and past chief executive officer and chief financial officer and director of other public and private companies.

Matthew Szot. Mr. Szot, 48, has been a member of our Board since September 13, 2020, and Chairman of the Audit Committee and Compensation Committee, positions he has held since September 14, 2020. Mr. Szot is currently the Chief Financial Officer of Cadrenal Therapeutics, Inc., a late-stage biopharmaceutical company, where he has served since May 2022. From March 2010 to November 2021, Mr. Szot served as the Executive Vice President and Chief Financial Officer of S&W Seed Company (Nasdaq: SANW), an agricultural biotechnology company. Mr. Szot is also currently a director and serves as Vice Chairman of the board, Chairman of the Audit Committee and a member of both the Compensation Committee and Nominating and Governance Committees of SenesTech (Nasdaq: SNES), a publicly traded life science company with next generation technologies for managing animal pest populations through fertility control. From June 2018 to August 2019, Mr. Szot served on the board of directors and as Chairman of the Audit Committee of Eastside Distilling, Inc. (Nasdaq; EAST), a publicly traded company in the craft spirits industry. From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. Prior thereto, from 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices and served as an Audit Manager for various publicly traded companies. Mr. Szot graduated with High Honors from the University of Illinois, Champaign-Urbana with a Bachelor of Science degree in Agricultural Economics/Accountancy. Mr. Szot is a Certified Public Accountant in the State of California. We believe that Mr. Szot is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as a past and present chief financial officer and director of other public and private companies.

Trent Davis. Mr. Davis, 54, has been a member of our Board since December 2019 Mr. Davis also serves as the Chairman of our Nominating and Corporate Governance Committee, a position he has held since November 2020. In addition, Mr. Davis is currently CEO of Paulson Investment Company, LLC, a boutique investment firm that specializes in private equity offerings of small and mid-cap companies. From December 2014 to December 2018, Mr. Davis was President and Chief Operating Officer of Whitestone Investment Network, Inc., which provides executive advisory services and also restructures, recapitalizes and makes strategic investments in small to midsize companies. Since March 2018, Mr. Davis served as a director of Senmiao Technology Limited (Nasdaq: AIHS), an online lending platform in China. From August 2016 to August 2019, Mr. Davis served as director of Eastside Distilling, Inc. (Nasdaq: EAST), and from July 2015 to April 2017, he served as director of Dataram Corporation (Nasdaq: DRAM). Mr. Davis helped to successfully complete the reverse merger between Dataram and U.S. Gold Corp (Nasdaq: USAU), a gold exploration and development company. From December 2014 to July 2015, Mr. Davis served as Chairman of the Board of Majesco Entertainment Company (Nasdaq: COOL). Mr. Davis also served as director and President of Paulson Capital Corp. (Nasdaq: PLCC) from November 2013 to July 2014, when Paulson Capital Corp. completed a reverse merger with VBI Vaccine (Nasdaq: VBIV). Mr. Davis continued to serve on the board and the audit committee of VBI until May 2016. Prior to serving on the board of Paulson Capital Corp., Mr. Davis served as the Chief Executive Officer of its subsidiary, Paulson Investment Company, LLC, where he oversaw he syndication of approximately $600 million of investment in over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as Chairman of the Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from the University of Portland. Mr. Davis is qualified to serve on the Board because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management. We believe that Mr. Davis is qualified to serve as a member of our board of directors because of his experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as a past and present executive officer and/or director of other public and private companies.

Barbara Ryan. Ms. Ryan, 62, has been a member of our Board and a member of the audit committee, compensation committee and nominating and governance committee since September 2020. Ms. Ryan founded Barbara Ryan Advisors, a capital markets and communications firm, in 2012 following a more than 30-year career on Wall Street as a sell-side research analyst covering the US Large Cap Pharmaceutical Industry. Ms. Ryan has deep experience in equity and debt financings, M&A, valuation, SEC reporting, financial analysis and corporate strategy across a broad range of life sciences companies. Barbara worked on several of the industry’s largest M&A transactions; Shire’s defense versus a hostile takeover attempt by Abbvie, Shire’s takeover of Baxalta, Allergan’s defense against Valeant and Perrigo’s defense versus Mylan. Barbara served as an executive team member and on the disclosure committee for Radius Health from January 2014 to December 2017 and played a critical role in the Company’s IPO and subsequent follow on offerings which raised over $1 billion. Previously, Ms. Ryan was a Managing Director at Deutsche Bank/Alex Brown and Head of the company’s Pharmaceutical Research Team for 19 years and began her research career covering the pharmaceutical industry at Bear Stearns in 1982. Ms. Ryan also covered the drug wholesalers and PBMs and was the lead analyst on many high-profile IPO’s including Express Scripts, PSSI, and Henry Schein. Ms. Ryan currently serves as a director on the Board of MiNK Therapeutics where she Chairs the Audit Committee, Safecor Heatlh, OcuTerra Therapeutics, and The Red Door Community (formerly Gilda’s Club NYC), a non-profit organization. Barbara is the Founder of Fabulous Pharma Females, a non-profit whose mission is to advance women in the biopharma industry, is a member of the Editorial Advisory Board of Pharmaceutical Executive Magazine, a Faculty member of the GLG Institute and a member of the Prix Galien Executive Advisory Board. We believe that Ms. Ryan is qualified to serve as a member of our board of directors because of her experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as a past and present executive officer and/or director of other public and private companies.

Jeffrey Segal, M.D. Dr. Segal, 63, has been a member of our Board since November 2020. Dr. Segal previously served on the audit committee from November 2020 to August 8, 2022. Dr. Segal founded Medical Justice Services Inc., an organization focused on protecting physicians from frivolous lawsuits in 2004, and currently serves as CEO. In 2010, Dr. Segal also launched the eMerit platform for Medical Justice Services, Inc. to enable hospitals and doctors to maximize their online presence and provide patients an ability to locate doctors online. In December 2019, Dr. Segal joined the Byrd Adatto Law Firm as a partner. From 2000-2004, Dr. Segal co-founded and served as CEO of DarPharma, Inc., a clinic focused on therapies for schizophrenia, Parkinson’s disease and other targeted CNS disorders. From 1999 through 2002, Dr. Segal co-founded and served as CEO of On-Call Solutions, Inc., a company focused on web-based design of physician call schedules. Dr. Segal is also a board certified neurosurgeon and operated a private neurosurgery practice from 1991-2000. Dr. Segal received his B.A. from the University of Texas, his medical degree from Baylor College of Medicine and his juris doctor from Concord Law School. We believe that Mr. Segal is qualified to serve as a member of our board of directors because of his experience and knowledge of the medical industry as well corporate finance, mergers and acquisitions, corporate governance, and other operational, financial and accounting matters gained as a past and present executive officer of other private companies and due to his experience as a practicing physician and attorney.

Rebecca Messina. Ms. Messina, 50, has been a member of our Board since April 2021. Ms. Messina also serves as the Chairman of our Marketing Committee, a position she has held since May 2021 and as a member of our audit committee, a position she has held since August 2022. Ms. Messina is currently a senior advisor at McKinsey & Company, a position she has held since 2019. From 2018-2019, Ms. Messina served as Global Chief Marketing Officer for Uber and from 2016-2018, Ms. Messina served as Senior Vice President, Global Chief Marketing Officer for Beam Suntory. Prior to that, Ms. Messina spent 22 years with The Coca-Cola Company in various roles of increasing responsibility, serving as Senior Vice President, Marketing & Innovation, Ventures & emerging Brands from 2014-2016. Ms. Messina is currently a director for each of Vive Organics, Archer Boose, Make-A-Wish Foundation Bartesian, Outdoor Voices and Mobile Marketing Association, all private companies. Ms. Messina received her Bachelor of Arts from Miami University of Ohio in 1994. We believe that Ms. Messing is qualified to serve as a member of our board of directors because of her experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as a past and present executive officer and/or director of other public and private companies.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR ALL” NOMINEES IN PROPOSAL NO. 1.

INFORMATION ABOUT OUR DIRECTOR WHO WAS NOT NOMINATED FOR ELECTION AT THE ANNUAL MEETING

Kevin Doody, M.D. Dr. Doody serves as Medical Director for INVO Bioscience, a position he has held since April 2017 and is also a member of the Board of Directors, a position he has held since April 7, 2017. Dr. Doody is a renowned fertility specialist who is the founder and Medical Director for the Center for Assisted Reproduction (CARE Fertility) and Effortless IVF located in Bedford Texas. The Center for Assisted Reproduction, established in 1989, has been a pioneer of assisted reproductive technologies in the north Texas region with several firsts including the first ICSI pregnancy and the first to successfully implement a blastocyst culture system. CARE Fertility had the first pregnancy in the region with a pregnancy following embryo biopsy and pre-implantation genetic testing for cystic fibrosis. CARE Fertility/ Effortless IVF also was the first to adopt the INVOcell™ Intravaginal Culture System since the INVOcell first obtained FDA clearance. Dr. Doody is a member of the Board of Directors for the Society for Assisted Reproductive Technology (SART) and SART Global, where he also serves as President. Dr. Doody is the chair of the SART International Committee and a member of the RESOLVE Physician Council.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The listing rules of Nasdaq require us to maintain a Board comprised of a majority of independent directors, as determined affirmatively by our Board. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees must be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our Board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities.

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Trent Davis, Jeffrey Segal, Mathew Szot, Barbara Ryan and Rebecca Messina, representing five of our seven current directors (and five of the six directors nominated for vote at the pending shareholders meeting), has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that they each are an “independent director” as that term is defined under the Nasdaq listing rules. Mr. Shum is not considered independent due to his position as our Chief Executive Officer. Mr. Doody, who will serve as a director through the date of the Annual Meeting, is not considered independent due to the level of compensation received by him from the Company in 2018.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in shareholders’ best interest that such determination be made based on the position and direction of the Company and the membership of the Board.

There are no family relationships among any of our directors and executive officers.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Board monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Board is responsible for overseeing our risk management efforts generally, including (i) the allocation of risk management functions among our Board and its committees, and (ii) assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board periodically reviews its general process for the oversight of risk management.

MEETINGS OF THE BOARD OF DIRECTORS

During 2021, our Board held three formal meetings and acted by unanimous written consent on 11 occasions.

Each Board member attended 66% or more of the aggregate number of meetings of the Board that were held during the portion of 2021 for which he or she was a director.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Our audit committee is currently comprised of Matthew Szot (Chairman), Rebecca Messina and Barbara Ryan. Jeffrey Segal was previously a member of the audit committee until August 8, 2022 and Rebecca Messina was appointed to the audit committee on August 8, 2022. Each of the members of our audit committee is an independent director under the Nasdaq listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act, as applicable.

Our Board has also determined that Mr. Szot qualifies as an “audit committee financial expert” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and satisfies the financial sophistication requirements of the Nasdaq listing rules.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

●	oversees the work of our independent auditors;
●	approves the engagement, discharge and compensation of our independent auditors;
●	approves engagements of the independent auditors to render any audit or permissible non-audit services;
●	reviews the qualifications, independence and performance of the independent auditors;
●	reviews our financial statements and our critical accounting policies and estimates;
●	reviews the adequacy and effectiveness of our internal controls;
●	reviews our policies with respect to risk assessment and risk management;
●	reviews and monitors our policies and procedures relating to related person transactions; and
●	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.

Our audit committee operates under a written charter approved by our Board that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at www.invobioscience.com. This committee held five meetings during fiscal 2021.

Report of the Audit Committee of the Board of Directors

The audit committee reviewed, and discussed with management and M&K CPAS, PLLC, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021. The audit committee received, reviewed and discussed (i) the written disclosures and communications from M&K regarding relationships, if any, which might impair M&K’s independence from management and the Company, and (ii) all required communications pertaining to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. Based on the foregoing, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the Securities and Exchange Commission. The report of the audit committee was delivered on March 31, 2022.

Matthew Szot (Chairman)

Jeffrey Segal

Barbara Ryan

The material in this audit committee report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee is currently comprised of Mr. Szot (Chairman), Mr. Davis and Ms. Ryan.

The compensation committee oversees our compensation policies, plans and programs, and reviews and determine the compensation to be paid to our executive officers and directors. In addition, the compensation committee has the authority to act on behalf of the Board in fulfilling the Board’s responsibilities with respect to compensation-based and related disclosures in filings as required by the SEC. Our compensation committee operates under a written charter approved by our Board that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at www.invobioscience.com. This committee held four meetings during fiscal 2021.

Nominating and Governance Committee

Our nominating and governance committee is currently comprised of Mr. Davis (Chairman), Mr. Szot and Ms. Ryan.

The nominating and governance committee (i) oversees our corporate governance functions on behalf of the Board; (ii) makes recommendations to the Board regarding corporate governance issues; (iii) identifies and evaluates candidates to serve as our directors consistent with the criteria approved by the Board and reviews and evaluates the performance of the Board; (iv) serves as a focal point for communication between director candidates, non-committee directors and management; (v) selects, or recommends to the Board for selection, director candidates and nominees; and (vi) makes other recommendations to the Board regarding matters relating to our directors. Our nominating and governance committee operates under a written charter approved by our Board that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at www.invobioscience.com. This committee held two meetings during fiscal 2021.

The nominating and governance committee believes that candidates for director should have certain minimum qualifications, which are discussed above in “Questions and Answers About These Proxy Materials and Voting.” The nominating and governance committee also takes these minimum qualifications into account in identifying and evaluating director nominees, including nominees recommended by shareholders. In identifying director nominees, the nominating and governance committee strives for a diverse mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees.

BOARD DIVERSITY MATRIX

The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members in accordance with the newly enacted Nasdaq Listing Rule 5606.

Board Diversity Matrix (As of August 24, 2022)
Total Number of Directors	7

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	1	-	-

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested party may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive offices at 5582 Broadcast Court, Sarasota, FL 34240. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be of a purely marketing nature or inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our shareholders will be forwarded to the chairman of the nominating and governance committee.

CODE OF CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all our employees, executive officers and directors. The Code of Conduct is available on our website at www.invobioscience.com, under the “Corporate Governance” heading of the “Investors” section. The nominating and governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board has selected M&K as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. M&K has audited the Company’s financial statements since September 2019.

Neither the Company’s bylaws nor other governing documents or law require shareholder ratification of the selection of M&K as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of M&K to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

To be approved, Proposal 2, the ratification of M&K as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote, and which did not abstain.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company by M&K.

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit Fees	$63,875	$45,450
Audit Related Fees	$-	$12,096
Tax Fees	$-	$-
All Other Fees	$-	$-

Audit Fees includes fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements, the reviews of the consolidated quarterly financial statements included in each of our quarterly reports on Form 10Q, and other audit services. Audit fees of $63,875 were billed by M&K for 2021.

Audit-Related Fees include fees for the review of the Company’s registration statements and other SEC filings. Audit related fees of $0 were billed by M&K for 2021.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Board has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Board approves the engagement letter with respect to audit and review services. Other fees are subject to pre-approval by the Board, or, in the period between meetings, by a designated member of the Board. Any such approval by the designated member is disclosed to the entire Board at the next meeting. The audit fees paid to the auditors with respect to fiscal year 2020 and 2019 were pre-approved by the entire Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL 3 – APPROVAL OF SECOND AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN

The Board of Directors are requesting stockholder approval of a Second Amended and Restated 2019 Stock Incentive plan which amended plan amends and restates the Amended and Restated 2019 Stock Incentive Plan (the “2019 Plan”), which 2019 Plan was originally adopted by our Board of Directors on November 14, 2019 and approved by our stockholders on December 16, 2019.

The purpose of the 2019 Plan is to further align the interests of employees, directors and non-employee consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the common stock and by promoting increased ownership of the common stock by such individuals.

Our Board of Directors has approved a Second Amended and Restated 2019 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2019 Plan by 412,802 shares (the “Amended 2019 Plan”).

A description of the material terms of the Amended 2019 Plan are summarized below. This description is qualified in its entirety by the full text of the Amended 2019 Plan, a copy of which is attached to this proxy statement as Appendix A. The key difference between the terms of the 2019 Plan and the Amended 2019 Plan are that the Amended 2019 Plan provides that an additional 412,802 shares may be issued pursuant to stock awards granted under the Amended 2019 Plan.

In this Proposal 3, our Board of Directors is requesting stockholder approval of the Amended 2019 Plan, including the increase to the number of shares of common stock authorized for issuance under the Amended 2019 Plan by 412,802 shares. If stockholder approval of this Proposal 3 is obtained, and subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2019 Plan will not exceed 2,500,000 shares (subject to annual increases as set forth Section 4.2 of the 2019 Plan and the Amended 2019 Plan). As August 15, 2022, approximately 113,179 shares remained available for grants of future awards under the 2019 Plan. Our Board of Directors believes that the Amended 2019 Plan is an integral part of our long-term compensation philosophy and the Amended 2019 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Why We Are Asking Our Stockholders to Approve the Amended 2019 Plan

We are seeking stockholder approval of the Amended 2019 Plan, which was approved by our Board of Directors on August 8, 2022, to allow us to grant stock options, restricted stock unit awards and other awards, at levels determined by the Board of Directors, which will enable us to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

If this Proposal 3 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2019 Plan will not exceed 2,500,000 shares, which is the sum of (i) 500,000 shares originally approved upon the adoption of the 2019 Plan, (ii) a total of 1,587,198 authorized under the annual increase provision set forth in Section 4.2 of the Plan and (ii) 412,802 new shares as further described below in “Description of the Amended 2019 Plan—Shares Available for Awards”).

Stockholder Approval

If this Proposal 3 is approved by our stockholders, the Amended 2019 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 3, the Amended 2019 Plan will not become effective and the 2019 Plan will remain in effect.

Why You Should Vote to Approve the Amended 2019 Plan

Stock Incentive Awards Are an Important Part of Our Compensation Philosophy

The Board of Directors believes that the grant of equity awards is a key element underlying our ability to attract, retain and motivate our employees, directors and consultants because of the strong competition for highly trained and experienced individuals among biopharmaceutical companies. Therefore, the Board of Directors believes that the Amended 2019 Plan is in the best interests of our business and our stockholders and unanimously recommends a vote in favor of this Proposal 5.

The Amended 2019 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry. To date, equity awards have been a key aspect of our program to attract and retain key employees, directors and consultants. We believe the use of equity awards strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our common stock. In addition, we believe equity awards encourage employee ownership of our common stock and promote retention through the reward of long-term Company performance.

We Carefully Manage the Use of Stock Incentive Awards and Dilution is Reasonable

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

The Size of Our Share Reserve Request is Reasonable

As of August 15, 2022, approximately 113,179 shares remained available for grants of future awards under the 2019 Plan. If stockholder approval of this Proposal 3 is obtained, and subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2019 Plan will increase by 412,802 shares. We believe that this number represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are an important component of our overall compensation program.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the Amended 2019 Plan. The Amended 2019 Plan will be approved if more votes are cast in favor of this proposal than are cast against it. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

Description of the Amended 2019 Stock Incentive Plan

A description of the material terms of Amended 2019 Plan is set forth below. The statements made in this Proposal No. 3 concerning the terms and provisions of the 2019 Plan are summaries and do not purport to be a complete recitation of the Amended 2019 Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Amended 2019 Plan, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference herein.

General Purpose

The purpose of the plan is to further align the interests of employees, directors and non-employee consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the common stock and by promoting increased ownership of the common stock by such individuals. The plan is also intended to advance the interests of the company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the company’s business is largely dependent. We are permitted to grant awards of stock options, stock awards, and restricted stock awards under the plan. Each type of award is discussed in greater detail below.

ERISA

The plan is not an “employee pension benefit plan” as defined in Section 3(2) of the U.S. Employee Retirement Income Security Act and is not qualified as a profit sharing plan as described in Section 401 of the Internal Revenue Code.

Shares Available

The initial maximum aggregate number of shares of common stock that may be issued and sold under all awards granted under the plan is 500,000 shares. Shares of common stock issued and sold under the plan may be either authorized but unissued shares or shares held in our treasury. The number of shares may be increased each year in the discretion of the plan administrator (described below) beginning in 2020 through 2029. The annual increase, if any, determined by the plan administrator for each year will be 6% of the total number of shares of outstanding Common Stock as of the end of the preceding year.

To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, returned to us for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the plan pursuant to such limitations. Any awards or portions thereof which are settled in cash and not in shares of common stock shall not be counted against the foregoing maximum share limitations.

If there shall occur any change with respect to the outstanding shares of our common stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of our common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting our common stock, we may, in the manner and to the extent that it deems appropriate and equitable to the participants in the plan and consistent with the terms of the plan, cause an adjustment to be made in (i) the maximum number of shares available for issuance under the plan, (ii) the number and kind of shares of common stock, or other rights subject to then outstanding awards, (iii) the exercise or base price for each share or other right subject to then outstanding awards, and (iv) any other terms of an award that are affected by the event. However, in the case of incentive stock options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code.

Administration

The plan shall be administered by a committee comprised of one or more members of our Board, or if no such committee exists, the entire Board.

The committee shall have such powers and authority as may be necessary or appropriate for the committee to carry out its functions as described in the plan. Subject to the express limitations of the plan, the committee shall have authority in its discretion to determine the eligible persons to whom, and the time or times at which, awards may be granted, the number of shares or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award, and all other terms of the award. Subject to the terms of the plan, the committee shall have the authority to amend the terms of an award in any manner that is not inconsistent with the plan, provided that no such action shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. The committee shall also have discretionary authority to interpret the plan, to make factual determinations under the plan, and to make all other determinations necessary or advisable for plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the plan or any award agreement hereunder.

The committee shall have the right, from time to time, to delegate to one or more of our officers the authority of the committee to grant and determine the terms and conditions of awards granted under the plan, subject to the requirements of state law and such other limitations as the committee shall determine. In no event shall any such delegation of authority be permitted with respect to awards to any members of the board or to any eligible person who is subject to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code.

Eligibility

Participation in the plan is limited to any person which is an employee of ours or any affiliate of ours, or any person to whom an offer of employment with us or one of our affiliates is extended, as determined by the committee, or any person who is a non-employee director, or any person who is consultant to us. The determination of eligibility shall be made by the committee in its sole discretion.

Grant of Stock Awards

A stock award may be granted to any eligible person selected by the committee. The number of shares and other terms of the stock award are specified in each award agreement. The stock award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the committee. A stock award granted to an eligible person represents shares of common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the plan and the award agreement. The deemed issuance price of shares of common stock subject to each stock award shall not be less than 85 percent of the fair market value of the common stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of common stock subject to each stock award shall be at least 100 percent of the fair market value of the common stock on the date of the grant. The committee may, in connection with any stock award, require the payment of a specified purchase price. Subject to the foregoing provisions and the applicable award agreement, upon the issuance of the common stock under a stock award, the participant shall have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The plan does not specify any maximum or minimum amount of shares which may be granted to any person under a stock award.

Grant of Restricted Stock Awards

A restricted stock award may be granted to any eligible person selected by the committee. The number of shares and other terms of the stock award are specified in each award agreement. The deemed issuance price of shares of common stock subject to each restricted stock award shall not be less than 85 percent of the fair market value of the common stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of common stock subject to each restricted stock award shall be at least 100 percent of the fair market value of the common stock on the date of the grant. The committee may require the payment by the participant of a specified purchase price in connection with any restricted stock award.

The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the committee in the award agreement, provided that the committee may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the participant with the company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the committee in its discretion. If the vesting requirements of a restricted stock award shall not be satisfied, the award shall be forfeited and the shares of common stock subject to the award shall be returned to the company.

Subject to the foregoing provisions and the applicable award agreement, the participant shall have all rights of a stockholder with respect to the shares granted to the participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The committee may provide in an award agreement for the payment of dividends and distributions to the participant at such times as paid to stockholders generally or at the times of vesting or other payment of the restricted stock award.

Grant of Options

A stock option may be granted to any eligible person selected by the Committee. Each stock option shall be designated as an incentive stock option or as a nonqualified stock option. An incentive stock option may only be granted to an eligible person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to us or any of our affiliates that qualifies as a “subsidiary corporation” with respect to us for purposes of Section 424(f) of the Internal Revenue Code.

The exercise price per share of a stock option shall not be less than 20 percent of the fair market value of the shares of common stock on the date of grant, except that the exercise price per shares of an incentive stock option shall not be less than 100 percent of the fair market value of the shares of common stock on the date of grant, and that the exercise price per shares of an incentive stock option shall not be less than 110 percent of the fair market value in the case of any person who owns securities possessing more than 10 percent of the total combined voting power of all classes of our securities.

The committee shall prescribe the time or times at which, or the conditions upon which, a stock option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any stock option at any time, provided, however, that any stock option shall vest at the rate of at least twenty percent per year over five years from the date the stock option is granted, subject to reasonable conditions as may be provided for in the award agreement. However, in the case of a stock option granted to officers, non-employee directors, managers or consultants, the stock option may become fully exercisable, subject to reasonable conditions, at any time or during any period established by us. The requirements for vesting and exercisability of a stock option may be based on the continued service of the participant with us or one of our affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the committee in its discretion.

The committee shall prescribe in an award agreement the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date of grant. Except as otherwise provided in the plan or as otherwise may be provided by the committee, no stock option issued to an employee or a non-employee director may be exercised at any time during the term thereof unless the employee or a non-employee director is then in our service or the service of one of our affiliates.

Exercise of Options

Subject to such terms and conditions as shall be specified in an award agreement, a stock option may be exercised in whole or in part at any time during the term thereof by notice in the form required by us, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the award agreement, which, unless otherwise provided by the committee, shall be as follows: (i) in cash or by cash equivalent acceptable to the committee, (ii) by payment in shares of our common stock that have been held by the participant for at least six months (or such period as the committee may deem appropriate) valued at the fair market value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which we are promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above, or (v) by such other method as may be approved by the committee and set forth in the award agreement. In addition to and at the time of payment of the exercise price, the participant shall pay to us the full amount of any and all applicable income tax, employment tax, and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the committee and set forth in the award agreement.

Nontransferability

Nonqualified Stock Options. Nonqualified stock options shall be nontransferable except (i) upon the participant’s death, or (ii) for the transfer of all or part of the stock option to a participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the committee in its discretion at the time of proposed transfer. The transfer of a nonqualified stock option may be subject to such terms and conditions as the committee may in its discretion impose from time to time. Subsequent transfers of a nonqualified stock option shall be prohibited other than in accordance with the terms set forth herein.

Incentive Stock Options. Incentive stock options shall be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a participant only by such participant.

Termination of Employment

The stock option of any participant whose service with us or one of our affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the stock option expires in accordance with its terms or (B) unless otherwise provided in an award agreement, and except for termination for cause, the expiration of the applicable time period following termination of service, in accordance with the following: (1) twelve months if service ceased due to disability, (2) eighteen months if service ceased at a time when the participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which we or any of our affiliates had made contributions, (3) eighteen months if the participant died while in the service of us or any of our affiliates, or (4) three months if service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the award agreement or in the event service was terminated by the death of the participant, the stock option may be exercised by such participant in respect of the same number of shares of common stock, in the same manner, and to the same extent as if he or she had remained in the continued service of us or any affiliate during the first three months of such period; provided that no additional rights shall vest after such three months. The committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a stock option. Unless otherwise provided by the committee, if an entity ceases to be an affiliate of the company or otherwise ceases to be qualified under the plan or if all or substantially all of the assets of an affiliate of the company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the service.

An award of an incentive stock option may provide that such stock option may be exercised not later than 3 months following termination of employment of the participant with us and all subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, as and to the extent determined by the committee to comply with the requirements of Section 422 of the Internal Revenue Code.

Amendment and Termination

The board may at any time and from time to time and in any respect, amend or modify the plan. The board may seek the approval of any amendment or modification by our stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, or exchange or securities market or for any other purpose. No amendment or modification of the plan shall adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award. The plan shall terminate on the tenth anniversary of the date of its adoption by the board. The board may, in its discretion and at any earlier date, terminate the plan. Notwithstanding the foregoing, no termination of the plan shall adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award.

RESTRICTIONS ON RESALE

Persons ordinarily may publicly resell the shares of common stock issued pursuant to an award granted under the plan without registration under the federal securities laws. However, our affiliates who acquire shares of our common stock pursuant to an award under the plan described in this prospectus will not be able to rely on this prospectus to resell those shares. Accordingly, our affiliates must ensure that the resale of their shares complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.

Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the restricted stock award being forfeited and returned to us. The committee may require in an award agreement that certificates representing the shares granted under a restricted stock award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a restricted stock award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

We are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) allows us to recover any profit realized by any of our officers, directors or 10% stockholders from any purchase and sale, or sale and purchase, of shares of our common stock within any period of less than six months.

FEDERAL INCOME TAX CONSEQUENCES

This section contains a discussion regarding the income tax consequences of the plan under federal income tax law. This discussion is intended only as a broad discussion of the general rules under income tax laws applicable to the issuance of common stock as compensation. Specific situations may be subject to different rules and may result in different tax consequences. You are strongly urged to consult your own personal tax advisor with specific reference to your own tax situation regarding all federal, state and local tax matters in conjunction with the plan and the grant, exercise and ultimate sale of any shares received upon the exercise of options granted pursuant to the plan.

Stock Awards

A recipient of a stock award under the plan will have compensation income upon the receipt of the shares in an amount equal to the fair market value of the shares on the date of the issuance.

Restricted Stock Awards

Unless a recipient files a Section 83(b) election with the Internal Revenue Service within 30 days following the date of grant of a restricted stock award, a recipient of a restricted stock award will not have any taxable income until the award vests. Upon the vesting of the award and receipt by recipient of the not-restricted shares, recipient will have compensation income in an amount equal to the fair market value of the shares on the date of vesting.

If a participant makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to a restricted stock award, the participant shall file, within 30 days following the date of grant, a copy of such election with us and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Internal Revenue Code. If a recipient files such a Section 83(b) election, the participant of the restricted stock award will have compensation income on the date of grant in an amount equal to the fair market value of the shares on the date of grant. The committee may provide in an award agreement that the restricted stock award is conditioned upon the participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Internal Revenue Code.

Incentive Stock Options

Grant and Exercise of Incentive Stock Options. In general, a participant realizes no income upon the grant of plan incentive stock options assuming these options qualified as “incentive stock options” under the Internal Revenue Code when they were granted or upon the exercise of incentive stock options. But see, “Alternative Minimum Tax,” below. The amount paid by the participant for the shares of common stock received pursuant to the exercise of incentive stock options will generally constitute his or her basis or cost for tax purposes. The holding period for such common stock generally begins on the date the participant exercises incentive stock options. See below for a discussion of the exceptions to these general rules when the participant uses previously acquired stock of the company to exercise incentive stock options.

Alternative Minimum Tax. Although no current taxable income is realized upon the exercise of incentive stock options, Section 56(b)(3) of the Internal Revenue Code provides that the excess of the fair market value on the date of exercise of the common stock acquired pursuant to such exercise over the option price is an item of tax adjustment. As such, the exercise of incentive stock options may result in the participant being subject to the alternative minimum tax for the year incentive stock options are exercised. The alternative minimum tax is calculated on a taxpayer’s adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

If the shares are disposed of in a “disqualifying disposition” that is, within one year of exercise or two years from the date of the option grant — in the year in which the incentive stock option is exercised, the maximum amount that will be included as alternative minimum tax income is the gain on the disposition of the incentive stock option stock. In the event there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for alternative minimum tax purposes. In addition, the basis of the incentive stock option stock for determining gain or loss for alternative minimum tax purposes will be the exercise price for the incentive stock option stock increased by the amount that alternative minimum tax income was increased due to the earlier exercise of the incentive stock option. Alternative minimum tax incurred by reason of the exercise of the incentive stock option does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. The alternative minimum tax attributable to the exercise of an incentive stock option may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the incentive stock options will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the incentive stock option was exercised.

The application of the alternative minimum tax for each participant will depend on such participant’s total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of incentive stock options in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an alternative minimum tax liability for any participant cannot be determined. Accordingly, each participant should consult his or her own tax counsel to determine the potential impact of the alternative minimum tax on his or her exercise of incentive stock options.

Employment and Holding Requirements of Incentive Stock Options. The Internal Revenue Code requires that the participant remain an employee of ours or one of our subsidiaries at all times during the period beginning on the date that the incentive stock options are granted and ending on the day three months (or one year in the case of permanent and total disability or death) before the date that each incentive stock option is exercised.

In order for an participant exercising incentive stock options to qualify for the income tax free treatment set forth in the preceding section such participant must not dispose of the shares of common stock acquired pursuant to the exercise of incentive stock options within two years from the date the incentive stock options were granted, nor within one year after the exercise of the incentive stock options. If the participant meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the common stock should be long term capital gain or loss, if the stock is held as a capital asset. If the participant disposes of the shares of common stock acquired upon exercise of an incentive stock option within two years from the granting of options or one year after the exercise of options, any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the common stock on its acquisition date over the price paid for it by the participant. Any additional gain will be treated as capital gain. If the participant disposes of the shares of common stock issued upon exercise of an incentive stock option at a loss, such loss will be a capital loss.

For purposes of this section, the transfer of shares of common stock previously acquired by a participant after the participant’s death does not constitute a “disposition.” In addition, the transferee of the shares of common stock is not subject to the holding and employment requirements.

If the recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The recipient transferor will recognize either long or short term capital gain or loss and the purchaser will not be subject to any of these rules.

Nonqualified Stock Options

In general, a participant who receives a nonqualified stock option realizes income either at the date of grant or at the date of exercise, but not at both. Unless the nonqualified stock option has a “readily ascertainable fair market value” at the date of grant, the participant recognizes no income on the date of grant and the compensatory aspects are held open until the nonqualified stock option is exercised. In this case, upon exercise, the participant will have compensation income to the extent of the difference between the fair market value of the stock at the time of exercise and the exercise price paid by the participant.

An nonqualified stock option is deemed to have a readily ascertainable fair market value if (a) the nonqualified stock options are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy, which means that (i) the nonqualified stock options are transferable, (ii) the nonqualified stock options are exercisable immediately in full, (iii) the nonqualified stock options and underlying stock are not subject to restrictions which have a significant effect on the nonqualified stock option’s value and (iv) the fair market value of the option privilege is readily ascertainable.

Exercise of Options Through Use of Previously Acquired Common Stock of the Company

Under the plan, in some circumstances a participant may be allowed to use previously acquired shares of common stock to exercise stock options. Such previously acquired shares of common stock may include common stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service recognizes that an exchange of common stock for other common stock does not constitute a taxable disposition of any shares of common stock. The IRS treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of common stock, a share for share exchange occurs with each new share of common stock succeeding to the cost basis and holding period of the old shares of common stock. Second, the remaining new shares of common stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition.

The foregoing rules generally apply to the use of previously acquired shares of common stock to acquire shares of common stock under the plan. An participant may use shares of common stock owned at the date options are exercised to acquire shares of common stock upon exercise of the options. However, despite a “carryover” holding period, all of the new shares of common stock are still subject to the holding requirements discussed above. If participant disposes of such common stock acquired pursuant to the exercises of incentive stock options before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the non-carryover shares and then to the extent of the carryover shares.

In addition, if a participant uses shares of common stock acquired through a previous partial exercise of options to acquire new shares of common stock through an exercise of options before the first stock has met the above holding requirements, the first stock will be treated as having been disposed of in an early disposition. Therefore, the participant will have to recognize ordinary compensation to the excess of the fair market value of the first stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the second stock. If the first stock is used to acquire other shares of common stock which are not subject to the plan, no early disposition will generally occur and the tax free exchange rules may apply.

Again, you should consult your own tax advisor with regard to the tax treatment applicable in your own tax situation.

Interests of Officers and Directors in this Proposal

Members of our board of directors and our executive officers are eligible to receive awards under the terms of the Second Amended and Restated 2019 Stock Incentive Plan, including through certain outstanding employment agreements and grants, and they therefore have a substantial interest in Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers:

NAME	AGE	POSITION
Mr. Steven Shum	52	Director, Chief Executive Officer
Mr. Andrea Goren	54	Chief Financial Officer
Mr. Michael Campbell	64	Chief Operating Officer and Vice President of Business Development

Information with respect to Mr. Shum is set forth above in “Nominees for Directors.”

Andrea Goren. Mr. Goren is our Chief Financial Officer, a position he has held since June 2021, and has been advising our Chief Executive Officer on financial, legal and strategic matters since June 2020. In a career approaching 27 years, Mr. Goren has extensive experience in numerous financial functions, including service as a public company CFO, company director, capital raising activities as well as mergers and acquisition experience. Mr. Goren has served as managing director and CFO of Phoenix Group, a New York City-based private equity firm specializing in micro-cap and nano-cap public companies. In that capacity, Mr. Goren served from 2011 to 2021 as CFO of iSign Solutions Inc. (ticker: ISGN), an electronic signature software company, and on the board of Xplore Technologies Corp. (ticker: XPLR), a leading provider of rugged Tablet PCs that was acquired by Zebra Technologies in 2018. He served as vice president of Shamrock Group, the Roy Disney family private investment firm in London; and was a director at New York City-based Madison Capital Group, a corporate advisory firm focused on U.S. / European Union cross border transactions. Mr. Goren holds a Bachelor of Arts degree from Connecticut College in New London, Connecticut, and an MBA from the Columbia Business School in New York City.

Michael J. Campbell. Mr. Campbell is our Chief Operating Officer and Vice President of Business Development, positions he has held since February 2019 and October 2017, respectively. Mr. Campbell also served as a member of our Board from October 2017 to September 2020. Mr. Campbell was previously the Vice President of IVF, Americas Business Unit for Cooper Surgical, Inc., a wholly-owned subsidiary of The Cooper Companies (NYSE: COO). Mr. Campbell has substantial medical device sales, marketing and business development leadership experience within global Fortune 500 and start-up company environments. During his over 11-year career at Cooper Surgical, Mike was responsible for IVF product portfolio sales globally, including the U.S., Canada, Latin America, Europe, Middle East, Africa, and Asia Pacific regions. In addition to Mr. Campbell’s current position as Vice President of IVF Americas Business Unit, he served in various leadership roles including Vice President of the International Business Unit from 2013 to 2014 and as Vice President of IVF Business Unit from 2006 to 2012. Prior to joining Cooper Surgical, Mr. Campbell was Vice President of Sales, Marketing and Business Development at Retroactive Bioscience from 1997 to 2006, and Vice President of Sales and Marketing for Gabriel Medical from 1994 to 1997. Mr. Campbell served in various senior management positions across marketing, sales and product management at Boston Scientific Corporation from 1984 to 1994.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common shares as of August 15, 2022 for:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares;
●	each of our named executive officers for purposes of this proxy statement, which includes certain former officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 12,169,714 common shares outstanding as of August 15, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The address for persons listed in the table is c/o INVO Bioscience, Inc., 5582 Broadcast Court, Sarasota, FL 34240.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock
5% Stockholders:
AWM Investment Company, Inc. (2)	1,159,075		9.52%
Claude Ranoux (3)	752,574		6.18%

Officers and Directors
Steven Shum	437,689	(4)	3.60%
Andrea Goren	289,975	(5)	2.36%
Michael Campbell	265,870	(6)	2.15%
Matthew Szot	67,057	(7)	0.55%
Trent Davis	58,810	(8)	0.48%
Barbara Ryan	55,296	(9)	0.45%
Jeffrey Segal	47,502	(10)	0.39%
Rebecca Messina	36,798	(11)	0.30%
Kevin Doody	20,861	(12)	0.17%
All directors and executive officers as a group (9 persons)	1,279,857		10.36%

(1)	Unless otherwise indicated, the business address of each current director or executive officer is INVO Bioscience, Inc. 5582 Broadcast Court Sarasota, Florida 34240.
(2)	The address is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022
(3)	The address is 88 Chestnut Street, Winchester, MA 01889.
(4)	Includes: 319,324 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022).
(5)	Includes: 140,779 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022) and 129,015 shares of common stock held indirectly through Andax LLC.
(6)	Includes: 197,726 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022).
(7)	Includes: 27,882 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022).
(8)	Includes: 25,188 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022).
(9)	Includes: 23,717 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022).
(10)	Includes: 20,282 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022).
(11)	Includes: 13,813 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022).
(12)	Includes: 20,861 shares of common stock under options (either presently exercisable or within 60 days of August 15, 2022).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and other than as set forth below, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s “named executive officers” for SEC reporting purposes.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Award ($)		Option Award ($)		All other Compensation ($)		Total ($)

Steven Shum	2021	260,000	37,500		-	(9)	-	(9)	-		297,500
Chief Executive Officer (1)	2020	260,000	75,000		67,093	(2)	-		-		402,093

Andrea Goren	2021	121,458	76,275	(4)	36,875	(5)(11)		(11)	50,000	(3)	269,608
Chief Financial Officer

Michael Campbell	2021	220,000	110,000		-	(10)	-	(10)	-		330,000
Chief Operating Officer	2020	218,125	87,500		221,400	(6)	742,542	(7)	-		1,269,567
Vice President, Business Development

Debra Hoopes	2020	-	-		-		-		106,544	(8)	106,544
Acting Chief Financial Officer

(1)	Information regarding Mr. Shum’s compensation as a member of the Board is set forth below, in the Director Compensation Table.
(2)	Amounts reflect the aggregate grant date fair value of the 12,500 shares of common stock. The restricted stock grant issued to Mr. Shum provide for equal monthly vesting over a 12-month period based on continued employment during that time.
(3)	Mr. Goren received $50,000 salary as consultant to CEO prior to his appointment as CFO.
(4)	Mr. Goren received $25,000 bonus as consultant to the CEO and $61,275 bonus as CFO
(5)	Amounts reflect the aggregate grant date fair value of the 12,500 shares of common stock. The restricted stock grant issued to Mr. Shum provide for equal monthly vesting over a 12-month period based on continued employment during that time.
(6)	Amounts reflect the aggregate grant date fair value of the 31,250 shares of common stock. The restricted stock grant issued to Mr. Campbell provide for equal monthly vesting over a 12-month period based on continued employment during that time.
(7)	Amounts reflect the aggregate grant date fair value of the 125,000 shares of common stock underlying the stock option on the date of grant without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Campbell. The options issued to Mr. Campbell provide for immediate vesting of 25% and the remaining 75% with equal monthly vesting based on continued employment over two years.
(8)	Represents compensation paid by the Company to Shine Management, Inc. for the services of Ms. Hoopes.
(9)	Mr. Shum was granted $72,600 in restricted stock units and $169,400 of 5-year options on January 15, 2022 in consideration for services rendered in 2021.
(10)	Mr. Campbell was granted $55,000 in restricted stock units and $55,000 of 5-year options on January 15, 2022 in consideration for services rendered in 2021.
(11)	Mr. Goren was granted $19,350 in restricted stock units and $45,150 of 5-year options on January 15, 2022 in consideration for services rendered in 2021.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements

Steven Shum

On October 16, 2019, the Company entered into an employment agreement with Steven Shum (the “Shum Employment Agreement”), pursuant to which Mr. Shum serves as Chief Executive Officer on an at-will basis at an annual base salary of $260,000. The Shum Employment Agreement provides for a performance bonus of $75,000 upon a successful up-listing to the Nasdaq Stock Market, with all other bonuses to be determined by the Board in its sole discretion. In addition to his base salary and performance bonus, we granted Mr. Shum (i) 12,500 shares of common stock and (ii) an option to purchase 202,599 shares of our common stock at an exercise price of $8.16 per share. These options vest ratably each over a three-year period. Pursuant to the Shum Employment Agreement, Mr. Shum is also also entitled to customary benefits, including health insurance and participation in employee benefit plans.

Andrea Goren

On June 14, 2021, the Company entered into an employment agreement with Andrea Goren (the “Goren Employment Agreement”), pursuant to which Mr. Goren was hired as the Company’s chief financial officer. The Goren Employment Agreement provides for an annual base salary of $215,000 and a target annual incentive bonus of up to 50% of base salary if the Company achieves goals and objectives determined by the board of directors. In connection with the Goren Employment Agreement, on June 14, 2021 the Company granted Mr. Goren a stock option under the 2019 Plan to purchase 72,500 shares of Company common stock (the “Goren Option”). The Goren option vests in equal monthly installments over a 3-year period, has a term of 10 years and can be exercised at a price of $5.205 per share. Also, in connection with the Goren Employment Agreement, as of July 1, 2021, Mr. Goren was granted a restricted stock award for 5,000 share of Company common stock (the “Goren RSA”). The Goren RSA vests in equal monthly installments over a 12-month period. Mr. Goren is also entitled to customary benefits, including health insurance and participation in employee benefit plans. The Goren Employment Agreement provides that if Mr. Goren terminates the Goren Employment Agreement for “cause” (as defined in the Goren Employment Agreement) or the Company terminates the Goren Employment Agreement without “cause,” then he will continue to receive his base salary for three months after termination and certain insurance benefits for twelve months after termination. The Company may terminate the Goren Employment Agreement without “cause” on 30 days’ notice.

Michael Campbell

On January 15, 2020, the Company entered into an employment agreement (the “Campbell Employment Agreement”) with Michael Campbell to continue serving as the Company’s Chief Operating Officer and Vice President of Business Development. The Campbell Employment Agreement provides for an annual base salary of $220,000, and a target annual incentive bonus of up to 50% of base salary if the Company achieves goals and objectives determined by the board of directors. In connection with the Campbell Employment Agreement, on January 17, 2020, the Company granted Mr. Campbell 31,250 shares of Company common stock, and an option to purchase 125,000 shares of Company common stock (the “Option”) at an exercise price of $6.84096 per share. One quarter of the Option vested upon grant, and the remainder vests in monthly increments over a period of two years from the date of grant. Mr. Campbell is also entitled to customary benefits, including health insurance and participation in employee benefit plans. The Campbell Employment Agreement provides that if Mr. Campbell terminates the Campbell Employment Agreement for “cause” (as defined in the Campbell Employment Agreement) or the Company terminates the Campbell Employment Agreement without “cause,” then he will continue to receive his base salary and certain insurance benefits for three months after termination. The Company may terminate the Campbell Employment Agreement without “cause” on 60 days’ notice.

OUTSTANDING EQUITY AWARDS AT END OF 2021

The following table provides information about outstanding stock options issued by the Company held by each of our NEOs as of December 31, 2021. None of our NEOs held any other equity awards from the Company as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Has Not Yet Vested	Market Value of Stock that has not Yet Vested
Steve Shum	209,419	176,278	3.06-8.16	10/16/22-12/31/30	-	-

Andrea Goren	76,736	158,264	5.21-5.76	06/27/31-08/10/30	2,500	8,325

Michael Campbell	177,888	115,210	3.06-8.07	01/17/30-12/31/30	-	-

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

If Mr. Shum is involuntarily terminated without cause or constructively terminated (in each case, as defined in the Shum Employment Agreement), then he is entitled to 12 months’ severance and continued vesting of his shares for a period of 6-months following termination.

If (i) Mr. Goren terminates his employment agreement for cause, (ii) the Company provides notice not to renew his employment agreement on any anniversary date, or (iii) the Company terminates his employment agreement without cause, then he is entitled to three months’ severance and insurance benefits.

If (i) Mr. Campbell terminates his employment agreement for cause, (ii) the Company provides notice not to renew his employment agreement on any anniversary date, or (iii) the Company terminates his employment agreement without cause, then he is entitled to three months’ severance and insurance benefits.

The following table sets forth quantitative information with respect to potential payments to be made to either Mr. Shum, Mr. Goren and Mr. Campbell upon termination in various circumstances. The potential payments are based on the terms of each of the employment agreements discussed above. For a more detailed description of the employment agreements, see the “Employment Agreements” section above.

Name	Potential Payment Upon Termination
	($)		Option Awards (#)
Steven Shum	$260,000	(1)	176,278	(2)
Andrea Goren	$53,750	(3)	85,764	(4)
Michael Campbell	$55,000	(5)	113,906	(6)

(1)	Mr. Shum is entitled to twelve months’ severance at the then applicable base salary rate. Mr. Shum’s current base salary is $260,000 per annum.
(2)	Represents the number of unvested options at December 31, 2021. Mr. Shum’s options vest equally over a 36-month period. At December 31, 2021, there were 24 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Shum’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.

(3)	Mr. Goren is entitled to three months’ severance at the then applicable base salary rate. Mr. Goren’s current base salary is $215,000 per annum.
(4)	Represents the number of unvested options at December 31, 2021. Mr. Goren’s options vest equally over a 36-month period. At December 31, 2021, there were 16 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Goren’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.
(5)	Mr. Campbell is entitled to three months’ severance at the then applicable base salary rate. Mr. Campbell’s current base salary is $220,000 per annum.
(6)	Represents the number of unvested options at December 31, 2021. Mr. Campbell’s options vest equally over a 36-month period. At December 31, 2021, there were 24 months remaining in his vesting schedule. The potential payment of shares subject to Mr. Campbell’s unvested options will reduce every month as his options vest and the value of his unvested options will be based on our market price at such time.

DIRECTOR COMPENSATION

Name	Year	Non-employee Compensation ($)	Stock Award ($)	Option Award ($)	All other Compensation ($)	Total ($)

Trent Davis	2021	42,500	32,000	32,000	-	106,000
	2020	25,000	25,000	19,613	-	69,613

Kevin Doody	2021	25,000	25,002	25,000	-	75,002
	2020	25,000	25,000	19,613	-	69,613

Michael Campbell	2021	-	-	-	-	-
Former Director	2020	-	-	19,613	-	19,613

Kathleen Karloff	2021	-	-	-	-	-
Former Director	2020	-	-	19,613	-	19,613

Steven Shum	2021	-	-	-	-	-
	2020	-	-	19,613	-	19,613

Barbara Ryan	2021	40,000	31,002	31,000	-	102,002
	2020	7,397	7,397	7,326	-	22,120

Jeffrey Segal	2021	30,000	27,000	27,001	-	84,001
	2020	3,630	3,630	3,595	-	10,855

Matthew Szot	2021	55,000	37,002	37,002	-	129,004
	2020	7,466	7,467	7,396	-	22,329

Rebecca Messina	2021	22,417	20,666	22,897	-	65,980

Our current director compensation policy provides for annual compensation of (i) $75,000 for non-employee directors, one third of which is paid in cash, one-third in stock options and one-third in restricted stock units, and (ii) $25,000 for employee directors, which is paid in stock options. The options and restricted stock units vest in equal monthly increments over a period of twelve months from the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (c)
Equity compensation plans approved by security holders (1)	592,772	(2)	$5.09	9,002
Equity compensation plans not approved by security holders	-		-	-
Total	592,772		$5.09	9,002

(1) Amended and Restated 2019 Stock Incentive Plan. On October 3, 2019, our Board adopted the 2019 Stock Incentive Plan, which was later amended and restated on November 14, 2019 (as amended and restated, the “Plan”). The purpose of our Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan is 1,371,449 shares, subject to adjustment.

(2) We granted 225, 402 shares subject to restricted stock grants under the Plan in the year ended December 31, 2021.

Our Board administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any decision made, or action taken, by our Board arising out of or in connection with the interpretation and administration of the plan is final and conclusive.

The Board, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the company, and such other persons as the Board or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our Board or compensation committee to non-employee directors of the company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the company.

In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan.

Our Board may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our Board may deem appropriate and in our best interest.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

The Company has adopted a Code of Conduct and a Related Party Transaction Policy (collectively, the “Policies”) that set forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest.

Under the Policies, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by the Company’s audit committee

In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction; and

●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

CERTAIN RELATED PARTY TRANSACTIONS

In November 2020, Paulson Investment Company served as a co-managing underwriter for the Company’s underwritten public offering and received fee and commissions for such role in the amount of $271,440. Trent Davis, one of our directors is President of Paulson Investment Company. Mr. Davis did not receive any compensation related to the fees and commissions received by Paulson.

In October 2021, Paulson Investment Company served as a placement agent for the Company’s registered direct offering and received fees and commissions for such role in the amount of $323,584. Trent Davis, one of the Company’s directors, is President of Paulson Investment Company. Mr. Davis did not receive any compensation related to the fees and commissions received by Paulson. Steve Shum and Andrea Goren, the CEO and CFO of the Company, respectively, each purchased 30,674 shares in the registered direct offering for gross proceeds of $199,994.

HEDGING POLICY

The Company does not permit directors, officers or employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to INVO Bioscience, Inc., Attn: Corporate Secretary, 5582 Broadcast Court, Sarasota, FL 34240. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 10, 2023 to our Corporate Secretary at 5582 Broadcast Court, Sarasota, FL 34240. Provided that the date of the 2023 Annual Meeting is within thirty days of the anniversary of the 2022 Annual Meeting, if you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2023 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between July 1, 2023 and July 31, 2023. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of our common shares that you beneficially own. If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, (iii) the class and number of shares of the corporation which you beneficially own, (iv) any material interest that you have in your proposal, and (v) any other information that you are required to be provided pursuant to Regulation 14A under the Exchange Act. If you propose to nominate an individual for election as a director, your notice must also include, as to each proposed nominee: (i) her or his name, age, business address and residence address, (ii) her or his the principal occupation or employment, (iii) the class and number of shares of our share capital that are owned of record or beneficially by her or him, (iv) the date or dates on which the shares were acquired and the investment intent of the acquisition, and (v) any other information concerning the proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such proposed nominee in a contested election (even if a contested election is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the proposed nominee’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: August 31, 2022

Appendix A

INVO BIOSCIENCE, INC.

SECOND AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Second Amended and Restated 2019 Stock Incentive Plan of INVO Bioscience, Inc. is to further align the interests of employees, directors and non-employee Consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Exchange Act and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

“Award” means an award of a Stock Option, Stock Award, or Restricted Stock Award granted under the Plan.

“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan, or if no such committee exists, the Board.

“Common Stock” means the Company’s common stock, $0.0001 par value per share.

“Company” means INVO Bioscience, Inc., a Nevada corporation.

“Consultant” means any person which is a consultant or advisor to the Company and which is a natural person and who provides bona fide services to the Company which are not in connection with the offer or sale of securities in a capital-raising transaction for the Company, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

“Eligible Person” means any person who is an employee of the Company or any Affiliate or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, or any person who is a Non- Employee Director, or any person who is Consultant to the Company.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Company’s common stock is listed or on The Nasdaq Stock Market, or, if not so listed on any other national securities exchange or The Nasdaq Stock Market, then the average of the bid price of the Company’s common stock during the last five trading days on the OTC Bulletin Board immediately preceding the last trading day prior to the date with respect to which the Fair Market Value is to be determined. If the Company’s common stock is not then publicly traded, then the Fair Market Value of the Common Stock shall be the book value of the Company per share as determined on the last day of March, June, September, or December in any year closest to the date when the determination is to be made. For the purpose of determining book value hereunder, book value shall be determined by adding as of the applicable date called for herein the capital, surplus, and undivided profits of the Company, and after having deducted any reserves theretofore established; the sum of these items shall be divided by the number of shares of the Company’s common stock outstanding as of said date, and the quotient thus obtained shall represent the book value of each share of the Company’s common stock.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Plan” means the Second Amended and Restated 2019 Stock Incentive Plan of INVO Bioscience, Inc. as set forth herein, as amended from time to time.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that is issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

“Service” means a Participant’s employment with the Company or any Affiliate or a Participant’s service as a Non- Employee Director with the Company, as applicable.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 7 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of one or more members of the Board, or if no such committee exists, the Board.

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3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of state law and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Maximum Share Limitations. Subject to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be two million five hundred thousand (2,500,000) shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations.

4.2 Annual Increase. The aggregate number of shares of Common Stock reserved for Awards under the Plan will automatically increase on January 1st of each year, for a period of not more than ten (10) years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to six percent (6%) of the total number of shares of outstanding Common Stock on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board or the Committee may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares of Common Stock than provided herein.

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4.3 Adjustments. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Date of Grant of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Stock Options, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 hereof will be equitably adjusted or substituted, as to the number, price or kind of consideration. In the case of adjustments made pursuant to this Section 4.3, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 4.3 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 4.3 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 4.3 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

5. Participation and Awards.

5.1 Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 11.1 hereof.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 85 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant, except that the price shall not be less than 110 percent of the Fair Market Value in the case of any person who owns securities possessing more than 10 percent of the total combined voting power of all classes of securities of the Company.

6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time, provided, however, that any Stock Option shall vest at the rate of at least twenty percent (20%) per year over five (5) years from the date the Stock Option is granted, subject to reasonable conditions as may be provided for in the Award Agreement. However, in the case of a Stock Option granted to officers, Non-employee Directors, managers or Consultants of the Company, the Stock Option may become fully exercisable, subject to reasonable conditions, at any time or during any period established by the Company. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

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6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as otherwise provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option issued to an employee or a Non-Employee Director of the Company may be exercised at any time during the term thereof unless the employee or a Non-Employee Director Participant is then in the Service of the Company or one of its Affiliates.

6.5 Termination of Service. Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, and except for termination for cause (as described in Section 10.2 hereof), the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if Service ceased due to Disability, (2) eighteen months if Service ceased at a time when the Participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its Affiliates had made contributions, (3) eighteen months if the Participant died while in the Service of the Company or any of its Affiliates, or (iv) three months if Service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the Award Agreement or in the event Service was terminated by the death of the Participant, the Stock Option may be exercised by such Participant in respect of the same number of shares of Common Stock, in the same manner, and to the same extent as if he or she had remained in the continued Service of the Company or any Affiliate during the first three months of such period; provided that no additional rights shall vest after such three months. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service.

6.6 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise) valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.7 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 11.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 11.2 hereof.

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6.8 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(c) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.9 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements.

7. Stock Awards.

7.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The deemed issuance price of shares of Common Stock subject to each Stock Award shall not be less than 85 percent of the Fair Market Value of the Common Stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of Common Stock subject to each Stock Award shall be at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

7.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 7 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

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8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The deemed issuance price of shares of Common Stock subject to each Restricted Stock Award shall not be less than 85 percent of the Fair Market Value of the Common Stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of Common Stock subject to each Restricted Stock Award shall be at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Change in Control.

9.1 Effect of Change in Control. Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 9 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of the Company, then, effective immediately prior to such Triggering Event, each outstanding Stock Option, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement.

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9.2 Definitions

(a) Cause. For purposes of this Section 9, the term “Cause” shall mean a determination by the Committee that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Participant’s duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 9.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is delivered to the Participant.

(b) Change in Control. For purposes of this Section 9, a “Change in Control” shall be deemed to have occurred upon:

(i) the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities;

(ii) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof;

(iii) an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(iv) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(v) the sale or other disposition of all or substantially all of the assets of the Company;

(vi) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(vii) the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

(c) Constructive Termination. For purposes of this Section 9, a “Constructive Termination” shall mean a termination of employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant’s written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the Participant’s location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 9.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

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(d) Triggering Event. For purposes of this Section 9, a “Triggering Event” shall mean (i) the termination of Service of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in the Common Stock pursuant to Section 4.2 hereof.

9.3 Excise Tax Limit. In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 9 shall be made by M&K CPAS, PLLC. or any other accounting firm which is the Company’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 9.3, all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually.

10. Forfeiture Events.

10.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

10.2 Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 10.2.

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11. General Provisions.

11.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

11.2 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may to the extent permitted by the Award Agreement be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

11.3 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

11.4 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

11.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service relationship for any reason at any time.

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11.6 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

11.7 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

11.8 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

11.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

11.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

11.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11.12 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

11.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

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11.14 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Nevada, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

11.15 Financial Statements. All Participants shall receive the financial statements of the Company at least annually.

11.16 Performance Based Awards. For purposes of Stock Awards and Restricted Stock Awards granted under the Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code, such Awards shall be granted to the extent necessary to satisfy the requirements of Section 162(m) of the Code.

11.17 Stockholder Approval. The Plan must be approved by the stockholders by a majority of all shares entitled to vote within twelve (12) months after the date the Plan was adopted by the Board. Any Incentive Stock Options granted before stockholder approval is obtained shall be converted into Nonqualified Stock Options if stockholder approval is not obtained within twelve (12) months before or after the Plan was adopted.

12. Effective Date; Amendment and Termination.

12.1 Effective Date. The Plan shall become effective following its adoption by the Board (such date, the “Effective Date”). The term of the Plan shall be ten (10) years from the date of adoption by the Board, subject to Section 12.3 hereof.

12.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, or exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

12.3 Termination. The Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

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